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                        VAN KAMPEN SMALL CAP GROWTH FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        OCTOBER 1, 2007 - MARCH 31, 2008

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
                                                                    AMOUNT OF    % OF    % OF
                                                                      SHARES   OFFERING  FUNDS
                     PURCHASE/  SIZE OF OFFERING PRICE TOTAL AMOUNT PURCHASED PURCHASED  TOTAL
SECURITY PURCHASED  TRADE DATE OFFERING   OF SHARES     OF OFFERING  BY FUND   BY FUND  ASSETS      BROKERS     PURCHASED FROM
------------------------------------------------------------------------------------------------------------------------------
RiskMetrics Group,   02/04/08      --       $17.50      14,000,000   107,000    0.764%  0.426%  Credit Suisse,   Goldman Sachs
  Inc. 6.00% due                                                                               Goldman, Sachs &
    2/15/2018                                                                                    Co., Banc of
                                                                                                  America
                                                                                                Securities LLC,
                                                                                                Citi, Merrill
                                                                                               Lynch & Co. and
                                                                                                Morgan Stanley
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